UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2016

SPRING BANK PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37718	52-2386345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 South Street Hopkinton, MA 01748	01748
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 225-4305

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 18, 2016, Spring Bank Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors an aggregate of 1,644,737 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), and warrants to purchase an aggregate of 1,644,737 shares of common stock (the “Common Warrants”) in a private placement (the “Offering”). Investors will pay $9.12 for a Share plus a Common Warrant to purchase one share of common stock. The Common Warrants will be exercisable beginning six months and one day from the closing of the Offering at an exercise price of $10.79 per share and will expire five years from the date of issuance.

The Offering is expected to close on or about November 23, 2016, subject to the satisfaction of certain customary closing conditions. The Company will receive aggregate gross proceeds from the Offering of approximately $15 million, before deducting placement agent fees and offering expenses. The Company will pay placement agent fees of approximately $0.9 million. William Blair & Company, L.L.C. is acting as sole placement agent in connection with the Offering.

The Offering was led by MPM Capital, Oncology Impact Fund with participation by additional new and existing investors, including The E. Burke Ross Jr. Descendants’ GST Investment Trust 2014, which together with its affiliates holds more than 5% of our voting securities, Martin Driscoll, Nezam Afdahl and Jonathan Freve, each of whom is an executive officer of the Company, and David Arkowitz, Todd Brady and Kurt Eichler, each of whom is a director of the Company.

The Company has granted the Investors indemnification rights with respect to its representations, warranties, covenants and agreements under the Securities Purchase Agreement.

Common Warrants

The Common Warrants to be issued will be exercisable for shares of the Company’s common stock beginning six months and one day from the closing of the Offering at an exercise price of $10.79 per share until the fifth anniversary of the date of issuance, and will be exercisable for cash or, if a registration statement covering the resale of the common stock issuable upon exercise of the Common Warrants is not then effective, by net exercise. In certain of the Common Warrants, the number of shares that may be exercised shall be limited to ensure that, following such exercise, the number of shares of common stock beneficially owned by the Investor does not exceed 4.999% of the total number of shares of common stock then issued and outstanding, unless the Investor either (i) waives the limitation or (ii) changes the limitation to 9.999%, in which case the number of shares that may be exercised shall be limited to ensure that, following such exercise, the number of shares of common stock beneficially owned by the Investor does not exceed 9.999% of the total number of shares of common stock then issued and outstanding. In the event of any fundamental transaction, as described in the Common Warrants and generally including any merger with or into another entity, sale of all or substantially all of the Company’s assets, tender offer or exchange offer, reclassification of the Company’s common stock or the consummation of a transaction whereby another entity acquires more than 50% of the Company’s outstanding voting stock, the Company or the successor entity shall, at the holder’s option, purchase the holder’s Common Warrants for an amount of cash equal to the value of the Common Warrants as determined in accordance with the Black Scholes option pricing model.

Registration Rights Agreement

Also on November 18, 2016, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Company agreed to register for resale the Shares, as well as shares of the Company’s common stock issuable upon exercise of the Common Warrants (the “Common Warrant Shares”), held by the Investors. Under the Registration Rights Agreement, the Company has agreed to file a registration statement covering the resale by the Investors of their Shares and Common Warrant Shares (together, the “Registrable Securities”) within 30 days following the closing of the Offering. The Company has agreed to use commercially reasonable efforts to cause such registration statement to become effective and to keep such registration statement effective until the date the Shares and Common Warrant Shares covered by such registration statement have been sold or may be resold pursuant to Rule 144 without restriction. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.

In the event (i) the registration statement has not been filed within 30 days following the closing date, (ii) the registration statement is not declared effective prior to the earlier of five trading days after the date which the Company is notified by the Securities and Exchange Commission (the “SEC”) that the registration statement will not be reviewed by the SEC staff or is not subject to further comment by the SEC staff, (iii) the registration statement has not been declared effective within 90 days following the closing date, if the SEC staff determines not to review the registration statement, or within 120 days following the closing date if the SEC staff determines to review the registration statement or (iii) after the registration statement has been declared effective by the SEC, sales cannot be made pursuant to the registration statement for any reason other than certain specified reasons, then the Company has agreed to make pro rata payments to each Investor as liquidated damages in an amount equal to 1% of the aggregate amount invested by each such Investor in the Registrable Securities per 30-day period or pro rata for any portion thereof for each such month during which such event continues.

The Company has granted the Investors customary indemnification rights in connection with the registration statement. The Investors have also granted the Company customary indemnification rights in connection with the registration statement.

The foregoing descriptions of the Securities Purchase Agreement, the Common Warrants and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement, the Common Warrant and the Registration Rights Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 hereto, respectively, and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Investors in the Securities Purchase Agreement, the offering and sale of the Shares and Common Warrants will be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Shares and Common Warrants will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the securities will not involve a public offering and will be made without general solicitation or general advertising. The Investors represented that they are accredited investors, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that they are acquiring the Shares and Common Warrants for investment purposes only and not with a view to any resale, distribution or other disposition of the Shares and Common Warrants in violation of the United States federal securities laws.

Item 8.01 Other Events.

On November 18, 2016, the Company issued a press release announcing the Offering. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Forward-Looking Statements

Any statements in this Form 8-K about the Company’s future expectations, plans and prospects, including statements about the expected closing of the Offering, anticipated use of proceeds, future operations, and future expectations and plans and prospects for the Company and other statements containing the words “believes,” “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “may,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including whether the conditions for the closing of the Offering will be satisfied; whether the Company’s cash resources will be sufficient to fund its continuing operations for the periods anticipated; whether results obtained in clinical trials will be indicative of results obtained in future clinical trials; whether the Company’s product candidates will advance through the clinical trial process on a timely basis; whether the results of such trials will warrant submission for approval from the United States Food and Drug Administration or equivalent foreign regulatory agencies; whether the Company’s product candidates will receive approval from regulatory agencies on a timely basis or at all; whether, if product candidates obtain approval, they will be successfully distributed and marketed; and other factors discussed in the “Risk Factors” section of the Company’s Form 10-Q for the quarter ended September 30, 2016, which is on file with the SEC, and in other filings the Company makes with the SEC from time to time. In addition, the forward-looking statements included in this Form 8-K represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Item 9.01 Financial Statements and Exhibits.

See the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRING BANK PHARMACEUTICALS, INC.

Date: November 21, 2016	By:	/s/ Martin Driscoll
Martin Driscoll President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated November 18, 2016, by and among the Company and the persons party thereto (the “Purchase Agreement”)

10.2	Form of Warrant to Purchase Common Stock to be issued pursuant to the Purchase Agreement

10.3	Registration Rights Agreement, dated November 18, 2016, by and among the Company and the persons party thereto

99.1	Press Release, dated November 18, 2016